UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2013

DRYROCK FUNDING LLC

(as Depositor of the Dryrock Issuance Trust)
(Exact Name of Registrant as Specified in its Charter)

on behalf of
Dryrock Issuance Trust

Delaware (State or Other Jurisdiction of Incorporation or Organization)	333-182087-02 (Commission File Number)	45-5441359 (I.R.S. Employer Identification Number)

100 S. West Street
Office 120
Wilmington, DE 19801
(302) 255-7073

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of each Registrant’s Principal Executive Offices)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	(Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	(Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	(Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	(Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events

On August 1, 2013, Dryrock Issuance Trust acquired $1,519,906,877 of receivables in additional accounts from the Depositor. The conveyance of such receivables was effected pursuant to Assignment No. 2 of Receivables in Additional Accounts, dated as of August 1, 2013 (“Assignment No. 2”), by and between Dryrock Funding LLC and Dryrock Issuance Trust, and accepted and acknowledged by U.S. Bank National Association. The Assignment No. 2 is attached hereto as Exhibit 99.01. The composition of receivables in additional accounts by program is set forth below.

Composition of Receivables in Additional Accounts by Program

Program	Total Additional Receivables	% of Additional Receivables

Upromise	$276,049,159	18.16%
LL Bean	$227,771,106	14.99%
Apple	$226,741,741	14.92%
Republic Airways/Frontier Airlines	$151,719,788	9.98%
Carnival Cruise Lines	$151,584,659	9.97%
Ameriprise Financial Services	$92,239,436	6.07%
Travel Rewards/Wyndham Hotels	$90,909,264	5.98%
Choice Hotels International	$75,430,147	4.96%
BlueGreen	$44,893,433	2.95%
Miles & More/Lufthansa	$30,622,429	2.01%
Priceline.com	$30,582,831	2.01%
NFL Properties	$30,424,041	2.00%
BJ’s Wholesale Club	$30,353,955	2.00%
Travelocity.com	$30,239,299	1.99%
Princess Cruise Line	$15,273,931	1.00%
Affinity Group, Inc.	$15,046,772	0.99%
Non Co-Branded	$24,886	0.00%

TOTAL	$1,519,906,877	100.00%

Item 9.01.	Exhibits

The following is filed as an Exhibit to this Report.

Exhibit 99.01 Assignment No. 2 of Receivables in Additional Accounts, dated as of August 1, 2013, by and between Dryrock Funding LLC and Dryrock Issuance Trust, and accepted and acknowledged by U.S. Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRYROCK FUNDING LLC, as depositor of Dryrock Issuance Trust

By: /s/ Deepesh Jain
Name: Deepesh Jain
Title: Vice President and Treasurer

August 5, 2013

EXHIBIT INDEX

Exhibit	Description

Exhibit 99.01	Assignment No. 2 of Receivables in Additional Accounts, dated as of August 1, 2013, by and between Dryrock Funding LLC and Dryrock Issuance Trust, and accepted and acknowledged by U.S. Bank National Association.